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                                                  Exhibit 10.21


                      FINANCIAL ADVISORY SERVICES AGREEMENT


     This Financial Advisory Services Agreement (this "Agreement") is made and entered into as of July 21, 1998, by and between NE Restaurant Company, Inc., a Delaware corporation (including its successors, the "Company"), and Jacobson Partners, a New York general partnership ("Jacobson").

     WHEREAS, the Company and Jacobson desire to enter into an agreement providing for an annual management fee in return for certain services to be provided to the Company by Jacobson.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Jacobson (the "Parties") hereby agree as follows:

     1. RETENTION OF FINANCIAL ADVISOR; SCOPE OF SERVICES.

          (a) Subject to the terms and conditions set forth herein, the Company hereby retains Jacobson to act as a financial advisor to the Company during the Contract Period (as defined in Paragraph 3 below).

          (b) As financial advisor to the Company, Jacobson will, from time to time provide consultation, assistance and advice with respect to the Company's financial operations, including without limitation the following:

               (i) assistance in the public equity or debt offering process, including review of documents, road show planning and participation, and general oversight of legal, accounting and underwriting issues;

               (ii) assistance in loan and credit agreement negotiation, documentation and compliance;

               (iii) assistance in upgrading and implementing a long-term budgeting and planning process and a long-term strategy;

               (iv) assistance and advice in connection with public reporting and disclosure issues;

               (v) assistance in developing and maintaining an investor relations program, which will include preparation of presentations, planning meetings and attending meetings with analysts; and

               (vi) ongoing advice on financial and business activities, including negotiation strategies, financing alternatives and possible acquisitions.

          (c) The Parties acknowledge that (i) Jacobson provides financial advisory services to others and that the services to be performed by Jacobson hereunder are provided, in part, as an incident to Jacobson's and/or its affiliates' ownership of capital stock of the Company; (ii) the fees to be paid to Jacobson hereunder were established at an amount which is believed to be reasonable for the services to be performed by Jacobson hereunder; (iii) Jacobson is not an "investment advisor," within the meaning of the Investment Advisors Act of 1940, as amended, or applicable state laws, or a "broker" or "dealer" under the Securities Exchange Act of 1934, as amended, or applicable state securities laws; (iv) the services to be provided by Jacobson under this
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Agreement do not include those of an "investment advisor" (i.e., providing advice as to the value of securities or the advisability of investing in, purchasing or selling securities), or those of a "broker" or "dealer" (i.e., effecting transactions in securities for the account of the Company or others); and (v) it is specifically intended by the Parties that Jacobson's activities hereunder will not subject Jacobson to any regulation or registration under federal or state laws.

          (d) The Parties acknowledge and agree that Jacobson will make available any and all of its partners, employees, agents and other resources, which Jacobson, at its sole discretion, determines to be necessary for it to perform its services hereunder.

     2. CONTRACT PERIOD AND TERMINATION. Jacobson shall act as the Company's financial advisor under this Agreement for a period commencing July 21, 1998, and continuing through July 20, 2008, and from year to year thereafter (the "Contract Period"). Upon termination, neither party will have any further obligation under this Agreement, except for (a) the Company's obligation to pay to Jacobson the fees and reimbursements then due pursuant to Paragraph 5 hereof, which shall continue after such termination until such amounts are paid in full; and (b) Jacobson's confidentiality obligations under Paragraphs 4(b) and 4(c) hereof, which shall continue in effect for two years after such termination.

     3. FURNISHING OF COMPANY INFORMATION; CONFIDENTIALITY.

          (a) In connection with Jacobson's activities hereunder on the Company's behalf, the Company shall furnish Jacobson with all information concerning the Company and its operations that Jacobson deems necessary or appropriate (the "Company Information") and will provide Jacobson with access to the Company's books, records, officers, directors, employees, accountants and counsel. The Company acknowledges and agrees that, in rendering its services hereunder, Jacobson will be using and relying on the Company Information without independent verification thereof or independent appraisal of any of the Company's assets and may, in its sole discretion, use additional information contained in public reports or other information furnished by the Company or third parties.

          (b) Jacobson agrees that the Company Information will be used solely for the purpose of performing its services hereunder. Subject to the limitations set forth in Paragraph 4(c) below, Jacobson will keep the Company Information provided to it hereunder confidential and will not disclose such Company Information or any portion thereof, except (i) to a third party contacted by Jacobson on behalf of the Company pursuant hereto who has agreed to be bound by a confidentiality agreement satisfactory in form and substance to the Company, or (ii) to any other person for which the Company's consent to disclose such Company Information has been obtained.

          (c) Jacobson's confidentiality obligations under this Agreement shall not apply to any portion of the Company Information which (i) at the time of disclosure to Jacobson or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Jacobson); (ii) was available to Jacobson on a nonconfidential basis from a source other than the Company, provided that such source is not and was not bound by a confidentiality agreement with the Company; (iii) has been independently acquired or developed by Jacobson without violating any of its obligations under this Agreement; or (iv) the disclosure of which is legally compelled (whether by deposition, interrogatory, request for documents, subpoena, civil or administrative investigative demand or other similar process). In the event that Jacobson becomes legally compelled to disclose any of the Company Information, Jacobson shall provide the Company with prompt prior
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written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement.

     4. FEES AND EXPENSES.

          (a) During the Contract Period, the Company shall pay to Jacobson an annual management fee of $500,000 in cash, which is due and payable at the rate of $125,000 per quarter on or before March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1998 and upon termination of this Agreement.

          (b) The Company shall also promptly reimburse Jacobson or its partners, employees and agents for all reasonable out-of-pocket expenses incurred by Jacobson and its partners, employees and agents in connection with the performance of Jacobson's services under this Agreement during the Contract Period.

     5. INDEMNIFICATION. The Company agrees to indemnify and hold the Advisor harmless from and against any losses, claims, damages or liabilities (or actions, including securityholder actions, in respect thereof) related to or arising out of the Advisor's engagement hereunder or its role in connection herewith, and will reimburse the Advisor for all reasonable expenses (including reasonable counsel fees) as they are incurred by the Advisor in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Advisor is a party. The Company will not, however, be responsible for any claims, liabilities, losses damages or expenses which are finally judicially determined to have resulted primarily from the bad faith or gross negligence of the Advisor. The Company also agrees that the Advisor shall not have any liability to the Company for or in connection with such engagement, except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that result primarily from the bad faith or gross negligence of the Advisor. In the event that the foregoing indemnity is unavailable (except by reason of the bad faith or gross negligence of the Advisor), then the Company shall contribute to amounts paid or payable by the Advisor in respect of its losses, claims, damages and liabilities in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company and the Advisor in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Advisor exceed the amount of the fee actually received by the Advisor. The foregoing shall be in addition to any rights that the Advisor may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any director, officer, employee, agent or controlling person of the Advisor. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against the Advisor or any other person entitled to indemnification or contribution hereunder.

     5. GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE FULLY PERFORMED THEREIN.

     6. SUCCESSORS AND ASSIGNS. The benefits of this Agreement shall inure to the benefit of the Parties, their respective successors, assigns and representatives, and the obligations and liabilities assumed in this Agreement by the Parties shall be binding upon their respective successors and assigns. This Agreement may not be assigned by either Party to an unaffiliated party without the express written consent of the other Party.
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     7. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, recognized overnight delivery service, or facsimile as follows:

       If to the Company:                         If to Jacobson:

       80A Turnpike Road                          595 Madison Avenue, 31st Floor
       Westborough, Massachusetts 01581           New York, New York 10022
       Facsimile: (508) 870-9201                  Facsimile:  (212) 758-4567
       Attention:  President                      Attention:  James F. Wilson

Either Party may change its address or facsimile number set forth above by giving the other Party notice of such change in accordance with the provisions of this Paragraph 8. A notice shall be deemed given (a) if by personal delivery, on the date of such delivery, (b) if by certified mail, on the date shown on the applicable return receipt, (c) if by overnight delivery service, on the day after the date delivered to the service, or (d) if by facsimile, on the date of transmission.

     8. NATURE OF RELATIONSHIP. The Parties intend that Jacobson's relationship to the Company and the relationship of each partner, employee or agent of Jacobson to the Company shall be that of an independent contractor. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Jacobson and the Company or their respective successors or assigns. Neither Jacobson nor any partner, employee or agent of Jacobson shall ever be considered to be an employee of the Company.

     9. CAPTIONS. The Paragraph titles herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof.

     10. AMENDMENTS. No alteration, amendment, change or addition hereto shall be binding or effective unless the same is set forth in a writing signed by a duly authorized representative of each Party.

     11. PARTIAL INVALIDITY. If it is finally determined that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be replaced by a term or provisions that is valid and enforceable and that comes as close as possible to expressing the intention of the invalid or unenforceable term or provision.

     12. SURVIVAL. All representations, warranties and agreements contained herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, and shall survive the execution and delivery hereof.

     13. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

     14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by duly authorized representatives of the Company and Jacobson.
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JACOBSON PARTNERS                              NE RESTAURANT COMPANY, INC.


By:  /S/ JAMES F. WILSON                       By:  /S/ DENNIS PEDRA
        James F. Wilson                            Name:
        General Partner                            Title: